Exhibit 99.1

6708

2019—Q1

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended March 31, 2019

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office and Data Center Shell Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing – Office and Data Center Shell Portfolio	18
Lease Expiration Analysis	19-20
2019 Core Portfolio Quarterly Lease Expiration Analysis	21
Top 20 Tenants	22
Investing Activity:	**Section IV**
Summary of Construction Projects	23
Summary of Redevelopment Projects	24
Construction and Redevelopment Placed in Service	25
Summary of Land Owned/Controlled	26
Capitalization:	**Section V**
Capitalization Overview	27
Summary of Outstanding Debt	28-29
Debt Analysis	30
Consolidated Real Estate Joint Ventures	31
Unconsolidated Real Estate Joint Venture	32
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	33-35
Definitions	36-41
Earnings Release:	**i-x**

7100

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of March 31, 2019, we derived 89% of our core portfolio annualized revenue from Defense/IT Locations and 11% from our Regional Office Properties. As of March 31, 2019, our core portfolio of 163 office and data center shell properties, including six owned through an unconsolidated joint venture, encompassed 18.2 million square feet and was 93.7% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts that was 87.6% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Positive; Moody’s: Baa3 Stable; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or reduced or delayed demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; possible adverse changes in tax laws; the dilutive effects of issuing additional common shares; our ability to achieve projected results; security breaches relating to cyber attacks, cyber intrusions or other factors; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Daniel Ismail	949-640-8780	dismail@greenst.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Haendel St. Juste	212-205-7860	haendel.st.juste@mizuhogroup.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/19		12/31/18		9/30/18		6/30/18		3/31/18
Net income	6	$22,318		$18,456		$20,322		$21,085		$18,780
NOI from real estate operations	13	$83,764		$80,738		$80,854		$80,918		$78,526
Same Properties NOI	16	$74,896		$74,628		$74,892		$75,178		$73,164
Same Properties cash NOI	17	$73,868		$74,001		$75,386		$73,261		$70,534
Adjusted EBITDA	10	$77,450		$75,200		$75,768		$75,572		$73,707
Diluted AFFO avail. to common share and unit holders	9	$46,648		$42,755		$38,340		$39,742		$38,218
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275

Per share - diluted:
EPS	8	$0.19		$0.16		$0.18		$0.19		$0.17
FFO - Nareit (1)	8	$0.50		$0.49		$0.50		$0.51		$0.49
FFO - as adjusted for comparability	8	$0.50		$0.50		$0.50		$0.51		$0.50

Numerators for diluted per share amounts:
Diluted EPS	6	$20,773		$16,906		$18,583		$19,317		$17,033
Diluted FFO available to common share and unit holders (1)	7	$56,740		$54,195		$53,642		$53,720		$51,537
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$56,788		$54,974		$53,938		$53,941		$51,738

Payout ratios:
Diluted FFO	N/A	54.7%		56.4%		56.3%		54.3%		56.0%
Diluted FFO - as adjusted for comparability	N/A	54.7%		55.6%		56.0%		54.1%		55.8%
Diluted AFFO	N/A	66.6%		71.5%		78.8%		73.4%		75.5%

CAPITALIZATION
Total Market Capitalization	27	$4,992,411		$4,193,726		$5,119,467		$4,979,083		$4,598,028
Total Equity Market Capitalization	27	$3,102,491		$2,355,222		$3,296,155		$3,095,017		$2,729,913
Gross debt	28	$1,919,920		$1,868,504		$1,853,312		$1,914,066		$1,898,115
Net debt to adjusted book	30	38.8%		38.9%		39.2%		41.1%		41.3%
Net debt plus preferred equity to adjusted book	30	39.0%		39.1%		39.4%		41.3%		41.5%
Adjusted EBITDA fixed charge coverage ratio	30	3.6	x	3.6	x	3.6	x	3.6	x	3.5	x
Net debt to in-place adjusted EBITDA ratio	30	6.2	x	6.0	x	6.1	x	6.3	x	6.4	x
Net debt plus pref. equity to in-place adj. EBITDA ratio	30	6.2	x	6.0	x	6.1	x	6.3	x	6.4	x

(1) Reflects update to amount reported for period ended 12/31/18 due to our adoption in the current period of Nareit’s 2018 FFO Whitepaper Restatement retrospectively to prior periods.

Corporate Office Properties Trust
Selected Portfolio Data (1)

	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	165	163	161	159	159
Consolidated Portfolio	159	157	155	153	153
Core Portfolio	163	161	159	157	157
Same Properties	156	156	156	156	156

% Occupied
Total Portfolio	92.6%	93.0%	92.1%	91.4%	91.0%
Consolidated Portfolio	92.2%	92.6%	91.7%	90.9%	90.5%
Core Portfolio	92.8%	93.1%	92.2%	91.5%	91.1%
Same Properties	92.7%	93.2%	92.5%	91.6%	91.3%

% Leased
Total Portfolio	93.5%	93.9%	93.9%	93.3%	91.8%
Consolidated Portfolio	93.1%	93.5%	93.5%	92.9%	91.3%
Core Portfolio	93.7%	94.0%	94.0%	93.4%	91.9%
Same Properties	93.5%	94.0%	94.1%	93.6%	92.0%

Square Feet (in thousands)
Total Portfolio	18,338	18,094	17,867	17,655	17,613
Consolidated Portfolio	17,374	17,132	16,905	16,694	16,651
Core Portfolio	18,181	17,937	17,710	17,498	17,456
Same Properties	17,373	17,373	17,373	17,373	17,373

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	87.6%	87.6%	87.6%	87.6%	87.6%

(1)	Our total portfolio, core portfolio and Same Properties reporting included six properties owned through an unconsolidated joint venture totaling 964,000 square feet that were 100% occupied and leased.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Assets
Properties, net:
Operating properties, net	$2,865,829	$2,847,265	$2,796,577	$2,760,632	$2,740,264
Construction and redevelopment in progress, including land (1)	146,514	139,304	149,042	91,630	61,844
Land held (1)	290,659	264,057	261,808	331,275	356,171
Total properties, net	3,303,002	3,250,626	3,207,427	3,183,537	3,158,279
Property - operating right-of-use assets (2)	27,569	—	—	—	—
Property - finance right-of-use assets (2)	40,488	—	—	—	—
Assets held for sale	—	—	42,226	42,226	42,226
Cash and cash equivalents	7,780	8,066	9,492	8,472	8,888
Investment in unconsolidated real estate joint venture	39,359	39,845	40,318	40,806	41,311
Accounts receivable	25,261	26,277	19,245	23,656	23,982
Deferred rent receivable	91,304	89,350	89,171	89,606	87,985
Intangible assets on real estate acquisitions, net	33,172	43,470	47,065	50,586	54,600
Deferred leasing costs, net	51,736	50,191	49,510	48,183	47,886
Investing receivables	69,390	56,982	55,688	54,427	58,800
Prepaid expenses and other assets, net	86,798	91,198	90,224	70,863	72,281
Total assets	$3,775,859	$3,656,005	$3,650,366	$3,612,362	$3,596,238
Liabilities and equity
Liabilities:
Debt	$1,876,149	$1,823,909	$1,808,030	$1,871,445	$1,854,886
Accounts payable and accrued expenses	112,076	92,855	90,224	88,885	95,721
Rents received in advance and security deposits	25,635	30,079	23,159	24,905	26,569
Dividends and distributions payable	31,346	30,856	30,483	29,449	29,146
Deferred revenue associated with operating leases	8,415	9,125	10,006	10,783	11,246
Deferred property sale	—	—	43,377	43,377	43,377
Property - operating lease liabilities (2)	16,619	—	—	—	—
Property - finance lease liabilities	716	660	660	640	11,778
Interest rate derivatives	11,894	5,459	—	—	—
Other liabilities	9,446	9,754	9,267	9,849	17,643
Total liabilities	2,092,296	2,002,697	2,015,206	2,079,333	2,090,366
Redeemable noncontrolling interests	27,385	26,260	25,431	24,544	23,848
Equity:
COPT’s shareholders’ equity:
Common shares	1,119	1,102	1,088	1,033	1,022
Additional paid-in capital	2,475,497	2,431,355	2,390,484	2,254,430	2,221,427
Cumulative distributions in excess of net income	(856,703)	(846,808)	(833,508)	(822,270)	(813,302)
Accumulated other comprehensive (loss) income	(9,538)	(238)	10,108	9,012	7,204
Total COPT’s shareholders’ equity	1,610,375	1,585,411	1,568,172	1,442,205	1,416,351
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	20,167	19,168	19,525	44,651	44,327
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	16,836	13,669	13,232	12,829	12,546
Total noncontrolling interests in subsidiaries	45,803	41,637	41,557	66,280	65,673
Total equity	1,656,178	1,627,048	1,609,729	1,508,485	1,482,024
Total liabilities, redeemable noncontrolling interests and equity	$3,775,859	$3,656,005	$3,650,366	$3,612,362	$3,596,238

(1)	Refer to pages 23, 24 and 26 for detail.

(2)	Applicable to periods subsequent to 12/31/18 in connection with our adoption of lease accounting guidance effective 1/1/19 without adjustments to prior reporting periods.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Revenues
Lease revenue (1)	$130,903	$129,596	$127,691	$127,907	$127,133
Other property revenue (1)	1,087	1,229	1,297	1,255	1,145
Construction contract and other service revenues	16,950	7,657	8,423	17,581	27,198
Total revenues	148,940	138,482	137,411	146,743	155,476
Operating expenses
Property operating expenses	49,445	51,298	49,340	49,446	50,951
Depreciation and amortization associated with real estate operations	34,796	36,219	34,195	33,190	33,512
Construction contract and other service expenses	16,326	7,111	8,058	16,941	26,216
Impairment losses	—	2,367	—	—	—
General and administrative expenses	6,719	5,105	5,796	6,067	5,861
Leasing expenses	2,032	1,976	1,103	1,561	1,431
Business development expenses and land carry costs	1,113	1,425	1,567	1,234	1,614
Total operating expenses	110,431	105,501	100,059	108,439	119,585
Interest expense	(18,674)	(18,475)	(19,181)	(18,945)	(18,784)
Interest and other income	2,286	74	1,486	1,439	1,359
Gain on sales of real estate	—	2,367	—	(23)	(4)
Loss on early extinguishment of debt	—	(258)	—	—	—
Income before equity in income of unconsolidated entities and income taxes	22,121	16,689	19,657	20,775	18,462
Equity in income of unconsolidated entities	391	1,577	374	373	373
Income tax (expense) benefit	(194)	190	291	(63)	(55)
Net income	22,318	18,456	20,322	21,085	18,780
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(257)	(210)	(380)	(608)	(544)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Other consolidated entities	(1,037)	(1,061)	(1,080)	(878)	(921)
Net income attributable to COPT common shareholders	$20,859	$17,020	$18,697	$19,434	$17,150
Amount allocable to share-based compensation awards	(86)	(114)	(114)	(117)	(117)
Numerator for diluted EPS	$20,773	$16,906	$18,583	$19,317	$17,033

(1) In connection with our adoption of lease accounting guidance effective 1/1/19, we changed our presentation of revenue from real estate operations retrospectively to prior periods.

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Net income	$22,318	$18,456	$20,322	$21,085	$18,780
Real estate-related depreciation and amortization	34,796	36,219	34,195	33,190	33,512
Impairment losses on real estate	—	2,367	—	—	—
Gain on sales of real estate	—	(2,367)	—	23	4
Depreciation and amortization on unconsolidated real estate JV (1)	566	565	564	564	563
FFO - per Nareit (2)(3)	57,680	55,240	55,081	54,862	52,859
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
FFO allocable to other noncontrolling interests (4)	(971)	(1,011)	(1,060)	(753)	(944)
Basic and diluted FFO allocable to share-based compensation awards	(185)	(200)	(214)	(224)	(213)
Basic FFO available to common share and common unit holders (3)	56,359	53,864	53,642	53,720	51,537
Redeemable noncontrolling interests	381	331	—	—	—
Diluted FFO available to common share and common unit holders (3)	56,740	54,195	53,642	53,720	51,537
Loss on early extinguishment of debt	—	258	—	—	—
Demolition costs on redevelopment and nonrecurring improvements	44	163	251	9	39
Executive transition costs	4	371	46	213	163
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(13)	(1)	(1)	(1)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$56,788	$54,974	$53,938	$53,941	$51,738

(1)	FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 32.

(2)	See reconciliation on page 33 for components of FFO per Nareit.

(3)
Refer to the section entitled “Definitions” for a definition of this measure. Reflects update to amount reported for period ended 12/31/18 due to our adoption in the current period of Nareit’s 2018 FFO Whitepaper Restatement retrospectively to prior periods.

(4)	Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 31.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
EPS Denominator:
Weighted average common shares - basic	109,951	108,528	104,379	101,789	100,999
Dilutive effect of share-based compensation awards	267	45	231	119	144
Dilutive effect of forward equity sale agreements	—	—	178	—	—
Weighted average common shares - diluted	110,218	108,573	104,788	101,908	101,143
Diluted EPS	$0.19	$0.16	$0.18	$0.19	$0.17

Weighted Average Shares for period ended:
Common Shares Outstanding	109,951	108,528	104,379	101,789	100,999
Dilutive effect of share-based compensation awards	302	45	231	119	144
Dilutive effect of forward equity sale agreements	—	—	178	—	—
Common units	1,331	1,345	2,135	3,197	3,221
Redeemable noncontrolling interests	1,013	1,126	—	—	—
Denominator for diluted FFO per share and as adjusted for comparability	112,597	111,044	106,923	105,105	104,364
Weighted average common units	(1,331)	(1,345)	(2,135)	(3,197)	(3,221)
Redeemable noncontrolling interests	(1,013)	(1,126)	—	—	—
Anti-dilutive EPS effect of share-based compensation awards	(35)	—	—	—	—
Denominator for diluted EPS	110,218	108,573	104,788	101,908	101,143
Diluted FFO per share - Nareit	$0.50	$0.49	$0.50	$0.51	$0.49
Diluted FFO per share - as adjusted for comparability	$0.50	$0.50	$0.50	$0.51	$0.50

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$56,788	$54,974	$53,938	$53,941	$51,738
Straight line rent adjustments and lease incentive amortization	(1,667)	(46)	582	(1,195)	(828)
Amortization of intangibles included in NOI	62	153	153	231	356
Share-based compensation, net of amounts capitalized	1,673	1,601	1,557	1,550	1,485
Amortization of deferred financing costs	528	550	468	468	468
Amortization of net debt discounts, net of amounts capitalized	370	365	362	358	354
Accum. other comprehensive loss on derivatives amortized to expense	34	34	33	34	34
Replacement capital expenditures (1)	(11,173)	(14,848)	(18,803)	(15,613)	(15,520)
Other diluted AFFO adjustments associated with real estate JVs (2)	33	(28)	50	(32)	131
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$46,648	$42,755	$38,340	$39,742	$38,218
Replacement capital expenditures (1)
Tenant improvements and incentives	$7,152	$7,876	$12,894	$8,117	$8,615
Building improvements	4,531	9,306	5,975	5,775	1,921
Leasing costs	3,182	3,800	2,945	1,822	1,280
Net (exclusions from) additions to tenant improvements and incentives	(1,469)	(2,131)	(896)	1,315	3,289
Excluded building improvements	(2,223)	(3,984)	(2,134)	(1,370)	415
Excluded leasing costs	—	(19)	19	(46)	—
Replacement capital expenditures	$11,173	$14,848	$18,803	$15,613	$15,520

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 31 and COPT’s share of an unconsolidated real estate joint venture reported on page 32.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Net income	$22,318	$18,456	$20,322	$21,085	$18,780
Interest expense	18,674	18,475	19,181	18,945	18,784
Income tax expense (benefit)	194	(190)	(291)	63	55
Depreciation of furniture, fixtures and equipment	433	404	561	459	523
Real estate-related depreciation and amortization	34,796	36,219	34,195	33,190	33,512
Impairment losses on real estate	—	2,367	—	—	—
Gain on sales of real estate	—	(2,367)	—	23	4
Adjustments from unconsolidated real estate JV (1)	827	832	830	828	824
EBITDAre (2)	77,242	74,196	74,798	74,593	72,482
Loss on early extinguishment of debt	—	258	—	—	—
Net gain on other investments	(388)	(449)	—	—	—
Business development expenses	548	661	673	757	1,023
Demolition costs on redevelopment and nonrecurring improvements	44	163	251	9	39
Executive transition costs	4	371	46	213	163
Adjusted EBITDA	77,450	75,200	75,768	75,572	73,707
Proforma NOI adjustment for property changes within period	252	2,052	166	418	—
In-place adjusted EBITDA	$77,702	$77,252	$75,934	$75,990	$73,707

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate joint venture (see page 32).
(2) Reflects update to amount reported for period ended 12/31/18 due to our adoption in the current period of Nareit’s 2018 FFO Whitepaper Restatement retrospectively to prior periods.

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 3/31/19
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,825	88.1%	89.3%
Howard County	34	2,763	93.6%	94.2%
Other	22	1,624	90.6%	91.5%
Total Fort Meade/BW Corridor	87	8,212	90.4%	91.4%
Northern Virginia (“NoVA”) Defense/IT	13	1,995	91.7%	92.1%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,243	90.9%	91.3%
Redstone Arsenal (Huntsville, Alabama)	9	690	98.4%	99.6%
Data Center Shells:
Consolidated Properties	13	2,141	100.0%	100.0%
Unconsolidated JV Properties (3)	6	964	100.0%	100.0%
Total Defense/IT Locations	156	16,198	93.4%	94.0%
Regional Office	7	1,983	88.3%	91.0%
Core Portfolio	163	18,181	92.8%	93.7%
Other Properties	2	157	73.7%	73.7%
Total Portfolio	165	18,338	92.6%	93.5%
Consolidated Portfolio	159	17,374	92.2%	93.1%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	3/31/19
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Total Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended
Property Grouping							3/31/19
Core Portfolio:
Same Properties: (3)
Consolidated properties	148	16,252	92.4%	93.4%	$474,733	94.6%	$73,266
Unconsolidated real estate JV (4)	6	964	100.0%	100.0%	5,551	1.1%	1,219
Total Same Properties in Core Portfolio (3)	154	17,216	92.8%	93.7%	480,284	95.7%	74,485
Properties Placed in Service (5)	9	965	92.2%	92.3%	18,465	3.7%	3,586
Wholesale Data Center and Other	N/A	N/A	NA	NA	NA	N/A	5,282
Total Core Portfolio	163	18,181	92.8%	93.7%	498,749	99.4%	83,353
Other Properties (Same Properties)	2	157	73.7%	73.7%	3,177	0.6%	411
Total Portfolio	165	18,338	92.6%	93.5%	$501,926	100.0%	$83,764
Consolidated Portfolio	159	17,374	92.2%	93.1%	$496,375	98.9%	$82,545

	3/31/19
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Core Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended
Property Grouping							3/31/19
Core Portfolio:
Defense/IT Locations:
Consolidated properties	150	15,234	92.9%	93.6%	$436,009	87.4%	$69,641
Unconsolidated real estate JV (4)	6	964	100.0%	100.0%	5,551	1.1%	1,219
Total Defense/IT Locations	156	16,198	93.4%	94.0%	441,560	88.5%	70,860
Regional Office	7	1,983	88.3%	91.0%	57,189	11.5%	7,417
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	5,076
Total Core Portfolio	163	18,181	92.8%	93.7%	$498,749	100.0%	$83,353

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $23.3 million as of 3/31/19. With regard to properties owned through an unconsolidated real estate joint venture, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Includes office and data center shell properties continually owned and 100% operational since at least 1/1/18.

(4)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 32 for additional disclosure regarding this joint venture.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/18.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$62,683	$62,756	$61,396	$61,993	$62,782
NoVA Defense/IT	14,831	13,879	13,960	13,118	12,561
Lackland Air Force Base	11,561	11,207	11,254	12,382	11,443
Navy Support	8,155	8,031	7,899	8,127	7,870
Redstone Arsenal	3,939	3,726	3,734	3,652	3,633
Data Center Shells-Consolidated	7,354	7,175	6,689	5,955	5,831
Total Defense/IT Locations	108,523	106,774	104,932	105,227	104,120
Regional Office	14,833	15,329	15,272	15,296	15,284
Wholesale Data Center	7,871	7,929	7,781	8,105	8,077
Other	763	793	1,003	534	797
Consolidated real estate revenues	$131,990	$130,825	$128,988	$129,162	$128,278

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,348	$41,331	$41,549	$41,894	$41,178
NoVA Defense/IT	9,539	8,699	8,442	8,209	7,838
Lackland Air Force Base	5,602	4,843	4,822	4,888	4,845
Navy Support	4,751	4,438	4,691	4,696	4,566
Redstone Arsenal	2,400	2,194	2,165	2,143	2,193
Data Center Shells:
Consolidated properties	7,001	6,117	6,115	5,156	5,037
COPT’s share of unconsolidated real estate JV (1)	1,219	1,211	1,206	1,202	1,199
Total Defense/IT Locations	70,860	68,833	68,990	68,188	66,856
Regional Office	7,417	7,548	7,847	8,127	7,406
Wholesale Data Center	5,033	3,960	3,816	3,955	3,819
Other	454	397	201	648	445
NOI from real estate operations	$83,764	$80,738	$80,854	$80,918	$78,526

(1)     See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,256	$41,027	$41,398	$41,338	$40,212
NoVA Defense/IT	8,757	8,773	9,394	7,312	7,218
Lackland Air Force Base	5,383	5,157	5,012	5,067	5,024
Navy Support	4,785	4,508	4,925	4,933	4,577
Redstone Arsenal	2,330	2,219	2,221	2,200	2,167
Data Center Shells:
Consolidated properties	6,462	5,688	5,630	4,755	4,297
COPT’s share of unconsolidated real estate JV (1)	1,160	1,154	1,144	1,134	1,132
Total Defense/IT Locations	69,133	68,526	69,724	66,739	64,627
Regional Office	6,990	6,990	7,108	7,465	6,894
Wholesale Data Center	4,698	3,601	3,391	3,479	3,374
Other	525	435	236	673	469
Cash NOI from real estate operations	81,346	79,552	80,459	78,356	75,364
Straight line rent adjustments and lease incentive amortization	1,505	(40)	(669)	1,116	426
Amortization of acquired above- and below-market rents	(40)	(97)	(98)	(176)	(300)
Amortization of below-market cost arrangements	(23)	(56)	(55)	(55)	(56)
Lease termination fees, gross	521	906	830	771	1,155
Tenant funded landlord assets and lease incentives	396	416	325	838	1,870
Cash NOI adjustments in unconsolidated real estate JV	59	57	62	68	67
NOI from real estate operations	$83,764	$80,738	$80,854	$80,918	$78,526

(1)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended
			3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	84	7,949	91.2%	92.3%	92.1%	91.1%	91.2%
NoVA Defense/IT	13	1,995	91.3%	85.8%	82.9%	82.9%	82.4%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	89.5%	89.8%	87.1%	88.3%	87.7%
Redstone Arsenal	7	651	98.5%	99.0%	98.7%	98.2%	98.2%
Data Center Shells	15	2,442	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	147	15,233	93.3%	93.2%	92.5%	92.1%	92.0%
Regional Office	7	1,983	88.1%	89.3%	88.3%	87.3%	87.3%
Core Portfolio Same Properties	154	17,216	92.7%	92.8%	92.0%	91.5%	91.5%
Other Same Properties	2	157	73.7%	77.2%	80.6%	80.6%	79.9%
Total Same Properties	156	17,373	92.6%	92.6%	91.9%	91.4%	91.4%

Corporate Office Properties Trust Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet	Three Months Ended
			3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	84	7,949	91.1%	92.1%	92.8%	91.6%	91.1%
NoVA Defense/IT	13	1,995	91.7%	91.3%	83.8%	82.9%	82.6%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	90.9%	90.5%	88.0%	88.2%	88.0%
Redstone Arsenal	7	651	98.3%	99.0%	99.0%	98.2%	98.2%
Data Center Shells	15	2,442	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	147	15,233	93.4%	93.9%	93.1%	92.3%	92.0%
Regional Office	7	1,983	88.3%	89.2%	89.0%	87.2%	86.8%
Core Portfolio Same Properties	154	17,216	92.8%	93.4%	92.6%	91.7%	91.4%
Other Same Properties	2	157	73.7%	77.2%	77.2%	82.2%	80.0%
Total Same Properties	156	17,373	92.7%	93.2%	92.5%	91.6%	91.3%

(1)	Includes office and data center shell properties continually owned and 100% operational since at least 1/1/18.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,119	$61,331	$60,025	$60,314	$60,900
NoVA Defense/IT	14,831	13,879	13,960	13,117	12,552
Lackland Air Force Base	10,928	11,200	11,254	12,382	11,443
Navy Support	8,155	8,031	7,899	8,127	7,870
Redstone Arsenal	3,785	3,696	3,733	3,652	3,633
Data Center Shells	5,051	6,091	5,355	5,742	5,835
Total Defense/IT Locations	103,869	104,228	102,226	103,334	102,233
Regional Office	14,833	15,300	15,271	15,294	15,168
Other Properties	760	821	1,003	528	783
Same Properties real estate revenues	$119,462	$120,349	$118,500	$119,156	$118,184

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,380	$40,378	$40,440	$40,392	$39,750
NoVA Defense/IT	9,539	8,699	8,442	8,197	7,831
Lackland Air Force Base	4,972	4,837	4,822	4,888	4,845
Navy Support	4,751	4,438	4,691	4,696	4,566
Redstone Arsenal	2,321	2,171	2,165	2,143	2,193
Data Center Shells:
Consolidated properties	4,886	4,939	4,939	4,947	5,041
COPT’s share of unconsolidated real estate JV (1)	1,219	1,211	1,206	1,202	1,199
Total Defense/IT Locations	67,068	66,673	66,705	66,465	65,425
Regional Office	7,417	7,500	7,846	8,125	7,313
Other Properties	411	455	341	588	426
Same Properties NOI	$74,896	$74,628	$74,892	$75,178	$73,164

(1)     See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,419	$40,126	$40,609	$39,985	$38,872
NoVA Defense/IT	8,757	8,774	9,394	7,300	7,212
Lackland Air Force Base	5,293	5,157	5,012	5,067	5,024
Navy Support	4,785	4,508	4,924	4,934	4,577
Redstone Arsenal	2,391	2,224	2,221	2,199	2,167
Data Center Shells:
Consolidated properties	4,590	4,624	4,598	4,566	4,300
COPT’s share of unconsolidated real estate JV (1)	1,160	1,154	1,144	1,134	1,132
Total Defense/IT Locations	66,395	66,567	67,902	65,185	63,284
Regional Office	6,990	6,943	7,107	7,463	6,801
Other Properties	483	491	377	613	449
Same Properties cash NOI	73,868	74,001	75,386	73,261	70,534
Straight line rent adjustments and lease incentive amortization	123	(592)	(1,479)	691	47
Amortization of acquired above- and below-market rents	(40)	(97)	(98)	(176)	(300)
Amortization of below-market cost arrangements	(23)	(56)	(56)	(55)	(55)
Lease termination fees, gross	521	906	759	558	1,008
Tenant funded landlord assets and lease incentives	388	409	318	831	1,863
Cash NOI adjustments in unconsolidated real estate JV (1)	59	57	62	68	67
Same Properties NOI	$74,896	$74,628	$74,892	$75,178	$73,164
Percentage change in total Same Properties cash NOI (2)	4.7%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	4.9%

(1)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 3/31/19
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	148	—	116	4	—	268	4	19	291
Expiring Square Feet	242	—	133	4	—	380	4	24	408
Vacating Square Feet	95	—	17	—	—	111	—	6	117
Retention Rate (% based upon square feet)	60.9%	—%	87.3%	100.0%	—%	70.6%	100.0%	77.2%	71.3%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.42	$—	$5.23	$9.82	$—	$4.31	$0.36	$1.65	$4.08
Weighted Average Lease Term in Years	3.3	—	5.0	4.0	—	4.1	2.4	1.0	3.9
Average Rent Per Square Foot
Renewal Average Rent	$30.98	$—	$40.26	$28.15	$—	$34.96	$37.98	$25.14	$34.37
Expiring Average Rent	$32.41	$—	$43.06	$27.40	$—	$36.96	$37.98	$23.55	$36.11
Change in Average Rent	(4.4)%	—%	(6.5)%	2.7%	—%	(5.4)%	—%	6.7%	(4.8)%
Cash Rent Per Square Foot
Renewal Cash Rent	$30.99	$—	$41.31	$26.00	$—	$35.39	$37.09	$25.14	$34.76
Expiring Cash Rent	$33.11	$—	$44.86	$27.38	$—	$38.12	$39.80	$24.65	$37.28
Change in Cash Rent	(6.4)%	—%	(7.9)%	(5.0)%	—%	(7.2)%	(6.8)%	2.0%	(6.8)%
Average escalations per year	2.5%	—%	2.5%	3.0%	—%	2.5%	3.0%	—%	2.5%
New Leases
Development and Redevelopment Space
Leased Square Feet	44	—	—	64	431	539	—	—	539
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$11.76	$—	$—	$14.26	$—	$2.65	$—	$—	$2.65
Weighted Average Lease Term in Years	5.4	—	—	5.4	15.2	13.2	—	—	13.2
Average Rent Per Square Foot	$25.51	$—	$—	$21.28	$21.23	$21.58	$—	$—	$21.58
Cash Rent Per Square Foot	$24.61	$—	$—	$21.99	$18.57	$19.47	$—	$—	$19.47
Vacant Space (3)
Leased Square Feet	76	8	12	4	—	100	26	—	126
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.53	$10.19	$4.66	$16.53	$—	$4.68	$12.11	$—	$6.22
Weighted Average Lease Term in Years	5.1	7.7	4.6	5.7	—	5.2	6.9	—	5.6
Average Rent Per Square Foot	$26.08	$26.51	$23.98	$26.05	$—	$25.87	$36.13	$—	$27.99
Cash Rent Per Square Foot	$26.39	$26.25	$23.58	$24.94	$—	$26.00	$36.53	$—	$28.17
Total Square Feet Leased	268	8	128	72	431	907	30	19	956
Average escalations per year	2.6%	2.8%	2.6%	2.5%	2.3%	2.3%	2.8%	—%	2.3%
Average escalations excl. data center shells									2.6%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the lease term determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)	Other New Leases includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/19 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	1,001	$33,731	6.8%	$33.61
NoVA Defense/IT	200	7,044	1.4%	35.25
Navy Support	150	3,670	0.7%	24.55
Redstone Arsenal	29	729	0.1%	24.92
Data Center Shells-Consolidated properties	155	2,675	0.5%	17.26
Regional Office	63	2,066	0.4%	32.72
2019	1,598	49,915	10.0%	31.19
Ft Meade/BW Corridor	1,079	38,276	7.7%	35.49
NoVA Defense/IT	175	5,265	1.1%	30.02
Lackland Air Force Base	250	11,633	2.3%	46.53
Navy Support	145	4,384	0.9%	30.30
Redstone Arsenal	253	5,317	1.1%	20.99
Regional Office	131	4,153	0.8%	31.71
2020	2,033	69,028	13.9%	33.95
Ft Meade/BW Corridor	974	33,609	6.7%	34.50
NoVA Defense/IT	108	3,082	0.6%	28.65
Navy Support	260	7,491	1.5%	28.81
Redstone Arsenal	158	3,616	0.7%	22.95
Regional Office	38	1,207	0.2%	31.53
2021	1,538	49,005	9.8%	31.87
Ft Meade/BW Corridor	612	20,386	4.1%	33.33
NoVA Defense/IT	135	4,734	0.9%	34.97
Navy Support	142	3,312	0.7%	23.39
Redstone Arsenal	2	55	—%	29.31
Regional Office	488	16,557	3.3%	33.90
2022	1,379	45,044	9.0%	32.67
Ft Meade/BW Corridor	1,338	45,526	9.1%	34.01
NoVA Defense/IT	144	4,552	0.9%	31.52
Navy Support	148	4,506	0.9%	30.53
Redstone Arsenal	7	164	—%	23.62
Regional Office	160	4,776	1.0%	29.93
2023	1,797	59,524	11.9%	33.12
Thereafter
Consolidated Properties	7,565	220,682	44.3%	28.83
Unconsolidated JV Properties	964	5,551	1.1%	11.52
Core Portfolio	16,874	$498,749	100.0%	$29.73

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio	16,874	$498,749	99.4%	$29.73
Other Properties	116	3,177	0.6%	27.40
Total Portfolio	16,990	$501,926	100.0%	$29.71
Consolidated Portfolio	16,026	$496,375
Unconsolidated JV Properties	964	$5,551

Note: As of 3/31/19, the weighted average lease term is 4.9 years for the Core Portfolio, Total Portfolio and Consolidated Portfolio.

Wholesale Data Center

Year of Lease Expiration	Critical Load(MW)	Total Annualized Rental Revenue of Expiring Leases (3)(000's)
2019	1.00	$1,732
2020	12.55	17,017
2021	0.16	116
2022	2.00	2,163
2023	1.15	2,034
Thereafter	—	236
	16.86	$23,298

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/19 of 153,000 for the Core Portfolio. With regard to properties owned through an unconsolidated real estate joint venture, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/19 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2019 Core Portfolio Quarterly Lease Expiration Analysis as of 3/31/19 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	154	$4,543	0.9%	$29.55
NoVA Defense/IT	128	5,099	1.0%	39.83
Navy Support	25	571	0.1%	23.29
Regional Office	14	408	0.1%	29.27
Q2 2019	321	10,621	2.1%	33.17
Ft Meade/BW Corridor	161	5,376	1.1%	33.37
NoVA Defense/IT	72	1,945	0.4%	27.08
Navy Support	74	1,324	0.3%	17.82
Regional Office	1	58	—%	43.53
Q3 2019	308	8,703	1.8%	28.21
Ft Meade/BW Corridor	686	23,811	4.8%	34.58
Navy Support	51	1,776	0.4%	35.00
Redstone Arsenal	29	729	0.1%	24.92
Data Center Shells-Consolidated Properties	155	2,675	0.5%	17.26
Regional Office	48	1,600	0.3%	33.42
Q4 2019	969	30,591	6.1%	31.48

	1,598	$49,915	10.0%	$31.19

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/19.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/19 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our Core Portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 3/31/19 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells (3)	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$171,554	32.7%	4,267	5.0
VADATA, Inc.		47,857	9.1%	2,949	8.2
General Dynamics Corporation		24,706	4.7%	668	3.6
The Boeing Company		19,414	3.7%	680	1.9
CACI International Inc		12,595	2.4%	320	4.7
Northrop Grumman Corporation		12,133	2.3%	437	1.5
CareFirst Inc.		11,791	2.2%	341	3.6
Booz Allen Hamilton, Inc.		10,845	2.1%	294	2.5
Wells Fargo & Company		7,026	1.3%	184	8.8
Science Applications International Corp.		6,824	1.3%	179	2.3
AT&T Corporation		6,499	1.2%	317	6.2
University of Maryland		5,890	1.1%	204	5.9
Miles and Stockbridge, PC		5,590	1.1%	160	8.5
Kratos Defense and Security Solutions		5,102	1.0%	131	1.1
The Raytheon Company		4,995	1.0%	136	2.3
Transamerica Life Insurance Company		4,889	0.9%	140	2.8
KEYW Corporation		4,437	0.8%	146	7.0
The MITRE Corporation		4,170	0.8%	118	5.4
Mantech International Corp.		3,776	0.7%	135	4.9
Accenture Federal Services, LLC		3,715	0.7%	120	0.8
Subtotal Top 20 Tenants		373,808	71.3%	11,926	5.3
All remaining tenants		151,416	28.7%	5,064	4.0
Total/Weighted Average		$525,224	100.0%	16,990	4.9

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For six properties owned through an unconsolidated real estate joint venture, includes COPT’s share of those properties’ ARR of $5.6 million (see page 32 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 3/31/19, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 3/31/19, $4.8 million in ARR (or 2.8% of our ARR from the United States Government and 0.90% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Summary of Construction Projects as of 3/31/19 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	Percentage Leased as of 4/30/19	as of 3/31/19 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property	Location
Redstone Arsenal:
4000 Market Street (4)	Huntsville, Alabama	43	100%	$9,290	$7,503	$3,959	4Q 18	3Q 19
4100 Market Street (5)	Huntsville, Alabama	36	59%	7,909	4,948	3,337	4Q 18	4Q 19
8800 Redstone Gateway	Huntsville, Alabama	76	100%	17,325	2,875	—	3Q 19	4Q 19
7500 Advanced Gateway (1)	Huntsville, Alabama	68	100%	10,673	—	—	3Q 20	3Q 20
7600 Advanced Gateway (1)	Huntsville, Alabama	45	100%	7,400	—	—	3Q 20	3Q 20
7700 Advanced Gateway (1)	Huntsville, Alabama	126	100%	14,998	—	—	3Q 20	3Q 20
100 Secured Gateway	Huntsville, Alabama	222	0%	46,251	1,760	—	1Q 20	1Q 21
8600 Advanced Gateway (1)	Huntsville, Alabama	100	80%	24,393	57	—	4Q 20	4Q 21
Subtotal / Average		716	64%	138,239	17,143	7,296

Data Center Shells:
DC 23	Northern Virginia	149	100%	21,347	9,583	—	2Q 19	2Q 19
MP 1	Northern Virginia	216	100%	40,700	32,640	—	2Q 19	2Q 19
IN 2	Northern Virginia	216	100%	29,600	17,270	—	2Q 19	2Q 19
Oak Grove B	Northern Virginia	216	100%	45,895	15,410	—	1Q 20	1Q 20
Oak Grove A	Northern Virginia	216	100%	46,295	15,340	—	2Q 20	2Q 20
Subtotal / Average		1,013	100%	183,837	90,243	—

Regional Office:
2100 L Street	Washington, DC	190	43%	174,000	88,073	—	1Q 20	1Q 21
Total Under Construction		1,919	81%	$496,076	$195,459	$7,296

(1)	Includes properties under, or contractually committed for, construction as of 3/31/19. Also included are 7500, 7600, 7700 and 8600 Advanced Gateway, which were leased subsequent to 3/31/19.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 18,000 square feet were operational as of 3/31/19.

(5)	Although classified as under construction, 21,000 square feet were operational as of 3/31/19.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 3/31/19
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 3/31/19	as of 3/31/19 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
6950 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	106	10%	$10,088	$15,045	$25,133	$13,740	$10,088	2Q 19	2Q 20

(1)	Cost includes land, construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Construction and Redevelopment Placed in Service as of 3/31/19
(square feet in thousands)

		Total Property			Square Feet Placed in Service in 2019	Space Placed in Service % Leased as of 3/31/19
	Property Segment	% Leased as of 3/31/19	Rentable Square Feet	Prior Year
Property and Location					1st Quarter
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	100%	71	60	11	100%
IN 1 Northern Virginia	Data Center Shells	100%	149	—	149	100%
4100 Market Street Huntsville, Alabama	Redstone Arsenal	59%	36	—	21	100%
Total Construction/Redevelopment Placed in Service		94%	256	60	181	100%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 3/31/19 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Carrying Amount
Land Owned/Controlled for Future Development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	19	290
Other	131	1,440
Total Fort Meade/BW Corridor	346	3,836
NoVA Defense/IT	59	1,965
Lackland AFB	49	785
Navy Support	44	109
Redstone Arsenal (2)	375	3,367
Data Center Shells	30	676
Total Defense/IT Locations	903	10,738
Regional Office	10	900
Total land owned/controlled for future development	913	11,638	$286,641

Other land owned/controlled	150	1,638	4,529
Land held, net	1,063	13,276	$291,170

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as construction or redevelopment as detailed on pages 23 and 24. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 31). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	3/31/19
Debt
Secured debt	4.8	4.25%	4.13%	$176,509
Unsecured debt	4.2	4.11%	4.09%	1,713,411
Total Consolidated Debt	4.2	4.12%	4.10%	$1,889,920

Fixed rate debt (2)	4.4	4.30%	4.15%	$1,710,829
Variable rate debt	3.8	3.69%	3.64%	179,091
Total Consolidated Debt				$1,889,920

Preferred Equity		Redeemable
7.5% Series I Convertible Preferred Units (3)		Sep-19		$8,800

Common Equity (4)
Common Shares				111,940
Common Units				1,382
Total Common Shares and Units				113,322

Closing Common Share Price on 3/29/19				$27.30
Common Equity Market Capitalization				$3,093,691

Total Equity Market Capitalization				$3,102,491

Total Market Capitalization				$4,992,411

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $362.7 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.
(4) Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Positive	9/12/18
Moody’s	Baa3	Stable	11/20/18
Standard & Poor’s	BBB-	Stable	5/1/18

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/19
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.10%	$262,000	Mar-23	(1)(2)	7015 Albert Einstein Drive	7.87%		$302	$—	Nov-19
Senior Unsecured Notes					7200 & 7400 Redstone Gateway (3)	L + 1.85%		12,735	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		17,677	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		52,299	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (3)	4.47%	(4)	33,666	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (3)	3.82%		42,739	35,603	Jun-26
Unsecured Bank Term Loans					2100 L Street (2)(3)	L + 2.35%		17,091	17,091	Sep-22	(5)
2022 Maturity	L + 1.25%	$250,000	Dec-22	(2)	Total Secured Debt	4.25%		$176,509
Other Unsecured Debt	—%	1,411	May-26
Total Unsecured Debt	4.11%	$1,713,411

Debt Summary
Total Unsecured Debt	4.11%	$1,713,411
Total Secured Debt	4.25%	176,509
Consolidated Debt	4.12%	$1,889,920
Net discounts and deferred
financing costs		(13,771)
Debt, per balance sheet		$1,876,149

Consolidated Debt		$1,889,920
COPT’s share of unconsolid. JV gross debt (6)		30,000
Gross debt		$1,919,920

(1)	The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	The loan maturity may be extended by one year, provided certain conditions are met.

(6)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/19 (continued)

(1) Revolving Credit Facility maturity of $262.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	3/31/19		Term Loan Covenants (1)	Required	3/31/19
Total Debt / Total Assets	< 60%	39.6%		Total Debt / Total Assets	< 60%	35.6%
Secured Debt / Total Assets	< 40%	4.0%		Secured Debt / Total Assets	< 40%	3.5%
Debt Service Coverage	> 1.5x	4.0x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.5x
Unencumbered Assets / Unsecured Debt	> 150%	252.7%		Unsecured Debt / Unencumbered Assets	< 60%	35.4%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.0x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 28	$1,919,920		# of unencumbered properties		149
Adjusted book	p. 35	$4,922,774		% of total portfolio		90%
Net debt / adjusted book ratio		38.8%		Unencumbered square feet in-service		15,881
Net debt plus pref. equity / adj. book ratio		39.0%		% of total portfolio		87%
Net debt	p. 35	$1,911,763		NOI from unencumbered real estate operations		$77,494
Net debt plus preferred equity	p. 35	$1,920,563		% of total NOI from real estate operations		93%
In-place adjusted EBITDA	p. 10	$77,702		Adjusted EBITDA from unencumbered real estate operations		$71,352
Net debt / in-place adjusted EBITDA ratio		6.2	x	% of total adjusted EBITDA from real estate operations		92%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.2	x	Unencumbered adjusted book		$4,416,772
Denominator for debt service coverage	p. 34	$19,095		% of total adjusted book		90%
Denominator for fixed charge coverage	p. 34	$21,264
Adjusted EBITDA	p. 10	$77,450
Adjusted EBITDA debt service coverage ratio		4.1	x
Adjusted EBITDA fixed charge coverage ratio		3.6	x

(1) The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 3/31/19
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for the Three Months Ended 3/31/19 (1)	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (3 properties)	313	93.1%	94.8%	$1,604	$69,258	$42,739	50%
Huntsville, Alabama:
LW Redstone Company, LLC (8 properties)	553	98.8%	99.5%	1,950	91,671	46,401	85%
Total/Average	866	96.7%	97.8%	$3,554	$160,929	$89,140

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	450	$9,999	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,044	86,556	—	85%
Washington, DC:
Stevens Place	190	88,628	17,091	95%
Total	4,684	$185,183	$17,091

(1)	Represents NOI of the joint venture operating properties before allocation to joint venture partners.

(2)	Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(3)	Total assets include $55.3 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 3/31/19
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$39,359
Number of properties	6
Square feet	964
Percentage occupied	100%

Balance sheet information	Venture	COPT’s Share (1)
Operating properties, net	$123,063	$61,532
Total Assets	$139,030	$69,515
Debt	$59,658	$29,829

	Three Months Ended 3/31/19
Operating information	Venture	COPT’s Share (1)
Revenue	$3,038	$1,519
Operating expenses	(600)	(300)
NOI and EBITDA	2,438	1,219
Interest expense	(522)	(261)
Depreciation and amortization	(1,132)	(566)
Net income	$784	$392

NOI (per above)	$2,438	$1,219
Tenant funded landlord assets	(13)	(7)
Straight line rent adjustments	(105)	(52)
Cash NOI	$2,320	$1,160

(1) COPT’s share represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
NOI from real estate operations (1)
Real estate revenues (2)	$131,990	$130,825	$128,988	$129,162	$128,278
Property operating expenses (2)	(49,445)	(51,298)	(49,340)	(49,446)	(50,951)
COPT’s share of NOI in unconsolidated real estate JV (3)	1,219	1,211	1,206	1,202	1,199
NOI from real estate operations	83,764	80,738	80,854	80,918	78,526
General and administrative expenses	(6,719)	(5,105)	(5,796)	(6,067)	(5,861)
Leasing expenses	(2,032)	(1,976)	(1,103)	(1,561)	(1,431)
Business development expenses and land carry costs	(1,113)	(1,425)	(1,567)	(1,234)	(1,614)
NOI from construction contracts and other service operations	624	546	365	640	982
Equity in (loss) income of unconsolidated non-real estate entities	(1)	1,198	(2)	(1)	(2)
Interest and other income	2,286	74	1,486	1,439	1,359
Loss on early extinguishment of debt	—	(258)	—	—	—
Interest expense	(18,674)	(18,475)	(19,181)	(18,945)	(18,784)
COPT’s share of interest expense of unconsolidated real estate JV (3)	(261)	(267)	(266)	(264)	(261)
Income tax (expense) benefit	(194)	190	291	(63)	(55)
FFO - per Nareit (1)(4)	$57,680	$55,240	$55,081	$54,862	$52,859

Real estate revenues
Lease revenue
Fixed contractual payments	$105,335	$103,558	$102,284	$101,218	$100,524
Variable lease payments
Lease termination fees	521	906	830	771	1,155
Other variable lease payments (5)	25,047	25,132	24,577	25,918	25,454
Lease revenue	130,903	129,596	127,691	127,907	127,133
Other property revenue	1,087	1,229	1,297	1,255	1,145
Real estate revenues	$131,990	$130,825	$128,988	$129,162	$128,278

Provision for credit losses (2)	$70	$39	$39	$123	$138

(1)	Refer to section entitled “Definitions” for a definition of this measure.

(2)	Provision for credit losses is included in real estate revenues in 2019 and property operating expenses in prior periods.

(3)	See page 32 for a schedule of the related components.

(4)	Reflects update to amount reported for period ended 12/31/18 due to our adoption in the current period of Nareit’s 2018 FFO Whitepaper Restatement retrospectively to prior periods.

(5)	Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Total interest expense	$18,674	$18,475	$19,181	$18,945	$18,784
Less: Amortization of deferred financing costs	(528)	(550)	(468)	(468)	(468)
Less: Amortization of net debt discounts, net of amounts capitalized	(370)	(365)	(362)	(358)	(354)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(34)	(34)	(33)	(34)	(34)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	255	260	261	258	255
Denominator for interest coverage	17,997	17,786	18,579	18,343	18,183
Scheduled principal amortization	1,098	1,079	1,060	1,049	1,052
Denominator for debt service coverage	19,095	18,865	19,639	19,392	19,235
Capitalized interest	2,004	1,748	1,410	1,397	1,374
Preferred unit distributions	165	165	165	165	165
Denominator for fixed charge coverage	$21,264	$20,778	$21,214	$20,954	$20,774

Preferred unit distributions	$165	$165	$165	$165	$165
Common share dividends - unrestricted shares	30,685	30,206	29,821	28,284	27,974
Common share dividends - restricted shares	68	114	114	117	117
Common unit distributions - unrestricted units	365	367	373	879	879
Common unit distributions - restricted units	20	—	—	—	—
Total dividends/distributions	$31,303	$30,852	$30,473	$29,445	$29,135

Common share dividends - unrestricted shares	$30,685	$30,206	$29,821	$28,284	$27,974
Common unit distributions - unrestricted units	365	367	373	879	879
Dividends and distributions for payout ratios	$31,050	$30,573	$30,194	$29,163	$28,853

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Total assets	$3,775,859	$3,656,005	$3,650,366	$3,612,362	$3,596,238
Accumulated depreciation	927,266	897,903	867,659	839,478	813,457
Accumulated amort. of real estate intangibles and deferred leasing costs	208,973	204,882	200,229	201,645	197,520
COPT’s share of liabilities of unconsolidated real estate JV	30,156	29,917	30,103	30,015	30,100
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	6,012	5,446	4,881	4,317	3,752
Less: Property - operating lease liabilities	(16,619)	—	—	—	—
Less: Property - finance lease liabilities (1)	(716)	(660)	(660)	(640)	(11,778)
Less: Disposed property included in assets held for sale	—	—	(42,226)	(42,226)	(42,226)
Less: Cash and cash equivalents	(7,780)	(8,066)	(9,492)	(8,472)	(8,888)
Less: COPT’s share of cash of unconsolidated real estate JV	(377)	(293)	(444)	(410)	(295)
Adjusted book (1)	$4,922,774	$4,785,134	$4,700,416	$4,636,069	$4,577,880

Gross debt (page 28)	$1,919,920	$1,868,504	$1,853,312	$1,914,066	$1,898,115
Less: Cash and cash equivalents	(7,780)	(8,066)	(9,492)	(8,472)	(8,888)
Less: COPT’s share of cash of unconsolidated real estate JV	(377)	(293)	(444)	(410)	(295)
Net debt	$1,911,763	$1,860,145	$1,843,376	$1,905,184	$1,888,932
Preferred equity	8,800	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$1,920,563	$1,868,945	$1,852,176	$1,913,984	$1,897,732

(1)	Reflects update to our definition of adjusted book to be net of lease liabilities associated with property right-of-use assets retrospectively to prior reporting periods.

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint venture (“JV”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JV and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of real estate, gain or loss on early extinguishment of debt, net gain or loss on other investments, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements and executive transition costs.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate JV
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to EBITDAre.

Corporate Office Properties Trust
Definitions

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, real estate and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; and (2) the addition of pro forma adjustments to NOI for (a) properties acquired or placed in service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through an unconsolidated real estate JV, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Construction Properties — Properties under, or contractually committed for, construction.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics. In prior years, this segment also included suburban properties that did not meet these characteristics (that were since disposed).

Same Properties — Operating office and data center shell properties continually owned and 100% operational since at least 1/1/18, excluding properties held for sale.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated real estate JV.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports First Quarter 2019 Results
_____________________________________________________________________

EPS of $0.19 Exceeds Guidance; FFO per Share of $0.50 Meets High-End of Range
Strong Same-Property Cash NOI Growth of 4.7%
Core Portfolio 92.8% Occupied & 93.7% Leased
Solid Tenant Retention of 71.3%
181,000 SF of Development Placed into Service 100% Leased
1Q19 Cash Rent Spreads Anticipated; Full Year 2019 Rent Spread Guidance Maintained
_____________________________________________________________________

Leasing Volumes Ahead of Expectations
956,000 SF Total Leasing Completed in 1Q19
1Q19 Vacancy Leasing of 126,000 SF is 77% Greater than 1Q18 Volume
Four Month Vacancy Leasing of 236,000 SF is 26% Greater than First Half 2018 Volume
Development Leasing of 539,000 SF in 1Q19
Completed Over 350,000 SF of Development Leases in April with Defense Contractors at Redstone Gateway
900,000 SF Development Leasing Goal Achieved; Raising Target to 1.4 Million SF
_____________________________________________________________________

Adjusting Guidance to Accommodate Higher Growth Opportunities
Increasing Development Spend Guidance to $325─$350 Million
Increasing Dispositions Commensurately
Attractive Capital Recycling Transaction is On-Track
Adjusting Mid-Point of Full Year 2019 FFO per Share Down 1-Cent
Development Pipeline Supports Outsized FFO Growth in 4Q20 & Full Year 2021
_____________________________________________________________________

COLUMBIA, MD April 30, 2019-Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the first quarter ended March 31, 2019.

Management Comments

Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our first quarter results combined with our leasing successes in April represent a strong start to the year, and demonstrate the strength of demand recovery throughout our Defense/IT locations. We have achieved our full-year goal of leasing 900,000 square feet in development projects and, based on the pipeline of opportunities before us, are increasing our target to 1.4 million square feet.” He continued, “Including development starts for the four-building campus we announced today and a new building for U.S. Government use, our construction pipeline now includes 1.9 million square feet of projects that, on average are 81% leased. To fund this elevated level of development, we are increasing our disposition objective. Our patience with the DoD’s lease procurement

i

process and our willingness to engage in long-term solutions for customers at our Defense/IT locations are starting to pay off with increased levels of development opportunities.”

Financial Highlights

1st Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.19 for the quarter ended March 31, 2019 as compared to $0.17 for the first quarter of 2018.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.50 for the first quarter of 2019 as compared to $0.49 for first quarter 2018 results.

•
FFOPS, as adjusted for comparability, was $0.50 for the quarter ended March 31, 2019, equal to first quarter of 2018. Adjustments for comparability encompass items such as losses on early extinguishment of debt, demolition costs of redevelopment, and executive transition costs.

Operating Performance Highlights

Operating Portfolio Summary:

•	At March 31, 2019, the Company’s core portfolio of 163 operating office properties was 92.8% occupied and 93.7% leased.

•	During the quarter, the Company placed three developments aggregating 181,000 square feet into service; all three developments were 100% leased.

Same-Property Performance:

•	At March 31, 2019, COPT’s same-property portfolio of 156 buildings was 92.7% occupied and 93.5% leased.

•
For the quarter ended March 31, 2019, the Company’s same-property cash NOI from Defense/IT locations increased 4.9%, over the prior year’s comparable period. For the same time periods, the Company’s total same-property cash NOI increased 4.7%, over the prior year’s comparable period.

Leasing:

•
Total Square Feet Leased-For the quarter ended March 31, 2019, the Company leased 956,000 total square feet, including 291,000 square feet of renewing leases, 126,000 square feet of new leases on vacant space, and 539,000 square feet in development projects. During the month of April, the Company completed an additional 110,000 square feet of vacancy leasing and over 350,000 square feet of development leasing.

•	Renewal Rates-During the first quarter ended March 31, 2019, the Company renewed 71.3% of total expiring leases, which was in-line with its full year guidance for retaining 70%-75% of expiring leases.

•
Rent Spreads & Average Escalations on Renewing Leases-For the quarter ended March 31, 2019, rents on renewed space decreased 4.8% on a GAAP basis and 6.8% on a cash basis; average annual escalations on renewing leases in the first quarter were 2.5%. The first quarter decline in renewing rents was incorporated into the Company’s initial guidance, and management reiterates its full-year guidance for cash rents on renewing leases to roll flat to down 2%.

•	Lease Terms-In the first quarter, lease terms averaged 3.9 years on renewing leases, 5.6 years on new leasing of vacant space, and 13.2 years on development leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•
Construction Pipeline. At April 30, 2019, the Company’s construction pipeline consisted of 14 properties totaling 1.9 million square feet that were 81% leased. These projects have a total estimated cost of $496.1 million, of which $195.5 million has been incurred.

•
Redevelopment. At the end of the quarter, one project was under redevelopment totaling 106,000 square feet that was 10% leased. The Company has invested $13.7 million of the $25.1 million anticipated total cost.

Balance Sheet and Capital Transaction Highlights

•	During the quarter ended March 31, 2019, the Company issued the remaining 1.6 million common shares under its forward equity sale agreements for net proceeds of $46.5 million.

•
As of March 31, 2019, the Company’s net debt plus preferred equity to adjusted book ratio was 39.0% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.2x. For the same period, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.6x.

•
As of March 31, 2019, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%; additionally, 90.5% of the Company’s debt was subject to fixed interest rates and the consolidated debt portfolio had a weighted average maturity of 4.2 years.

2019 Guidance
Due to the greater volume of development opportunities and related funding needs, management is lowering its previously issued guidance ranges of $0.62-$0.66 and $2.02-$2.06, respectively, for full year EPS and FFOPS, as adjusted for comparability, to revised ranges of $0.61-$0.65 and $2.01-$2.05. Management also is establishing EPS and FFOPS, as adjusted for comparability, guidance for the second quarter ending June 30, 2019 at ranges of $0.15-$0.16 and $0.50-$0.51, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

Reconciliation of EPS to FFOPS, per Nareit and As Adjusted for Comparability	Quarter ending		Year ending
	June 30, 2019		December 31, 2019
	Low	High	Low	High
EPS	$0.15	$0.16	$0.61	$0.65
Real estate depreciation and amortization	0.35	0.35	1.40	1.40
FFOPS, Nareit definition and as adjusted for comparability	$0.50	$0.51	$2.01	$2.05

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2019 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Conference Call Information
Management will discuss first quarter 2019 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Wednesday, May 1, 2019
Time: 12:00 p.m. Eastern Time
Telephone Number: (within the U.S.) 855-463-9057
Telephone Number: (outside the U.S.) 661-378-9894
Passcode: 3888259

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be available immediately via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Wednesday, May 1 through 3:00 p.m. Eastern Time on Wednesday, May 15. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 3888259.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of March 31, 2019, the Company derived 89% of its core portfolio annualized revenue from Defense/IT Locations and 11% from its Regional Office Properties. As of the same date and including six buildings owned through an unconsolidated joint venture, COPT’s core portfolio of 163 office and data center shell properties encompassed 18.2 million square feet and was 93.7% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or reduced or delayed demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	possible adverse changes in tax laws;

*	the dilutive effects of issuing additional common shares;

*	the Company's ability to achieve projected results;

*	security breaches relating to cyber attacks, cyber intrusions or other factors; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2019	2018
Revenues
Revenues from real estate operations	$131,990	$128,278
Construction contract and other service revenues	16,950	27,198
Total revenues	148,940	155,476
Operating expenses
Property operating expenses	49,445	50,951
Depreciation and amortization associated with real estate operations	34,796	33,512
Construction contract and other service expenses	16,326	26,216
General and administrative expenses	6,719	5,861
Leasing expenses	2,032	1,431
Business development expenses and land carry costs	1,113	1,614
Total operating expenses	110,431	119,585
Interest expense	(18,674)	(18,784)
Interest and other income	2,286	1,359
Gain on sales of real estate	—	(4)
Income before equity in income of unconsolidated entities and income taxes	22,121	18,462
Equity in income of unconsolidated entities	391	373
Income tax expense	(194)	(55)
Net income	22,318	18,780
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(257)	(544)
Preferred units in the OP	(165)	(165)
Other consolidated entities	(1,037)	(921)
Net income attributable to COPT common shareholders	$20,859	$17,150

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$20,859	$17,150
Amount allocable to share-based compensation awards	(86)	(117)
Numerator for diluted EPS	$20,773	$17,033
Denominator:
Weighted average common shares - basic	109,951	100,999
Dilutive effect of share-based compensation awards	267	144
Weighted average common shares - diluted	110,218	101,143
Diluted EPS	$0.19	$0.17

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2019	2018
Net income	$22,318	$18,780
Real estate-related depreciation and amortization	34,796	33,512
Gain on sales of real estate	—	4
Depreciation and amortization on unconsolidated real estate JV	566	563
Funds from operations (“FFO”)	57,680	52,859
Noncontrolling interests - preferred units in the OP	(165)	(165)
FFO allocable to other noncontrolling interests	(971)	(944)
Basic and diluted FFO allocable to share-based compensation awards	(185)	(213)
Basic FFO available to common share and common unit holders (“Basic FFO”)	56,359	51,537
Redeemable noncontrolling interests	381	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	56,740	51,537
Demolition costs on redevelopment and nonrecurring improvements	44	39
Executive transition costs	4	163
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(1)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	56,788	51,738
Straight line rent adjustments and lease incentive amortization	(1,667)	(828)
Amortization of intangibles included in net operating income	62	356
Share-based compensation, net of amounts capitalized	1,673	1,485
Amortization of deferred financing costs	528	468
Amortization of net debt discounts, net of amounts capitalized	370	354
Accum. other comprehensive loss on derivatives amortized to expense	34	34
Replacement capital expenditures	(11,173)	(15,520)
Other diluted AFFO adjustments associated with real estate JVs	33	131
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$46,648	$38,218
Diluted FFO per share	$0.50	$0.49
Diluted FFO per share, as adjusted for comparability	$0.50	$0.50
Dividends/distributions per common share/unit	$0.275	$0.275

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2019	December 31, 2018
Balance Sheet Data
Properties, net of accumulated depreciation	$3,303,002	$3,250,626
Total assets	3,775,859	3,656,005
Debt, per balance sheet	1,876,149	1,823,909
Total liabilities	2,092,296	2,002,697
Redeemable noncontrolling interest	27,385	26,260
Equity	1,656,178	1,627,048
Net debt to adjusted book	38.8%	38.9%

Core Portfolio Data (as of period end) (1)
Number of operating properties	163	161
Total net rentable square feet owned (in thousands)	18,181	17,937
Occupancy %	92.8%	93.1%
Leased %	93.7%	94.0%

	For the Three Months Ended March 31,
	2019		2018
Payout ratios
Diluted FFO	54.7%		56.0%
Diluted FFO, as adjusted for comparability	54.7%		55.8%
Diluted AFFO	66.6%		75.5%
Adjusted EBITDA fixed charge coverage ratio	3.6	x	3.5	x
Net debt to in-place adjusted EBITDA ratio (2)	6.2	x	6.4	x
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.2	x	6.4	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	110,218		101,143
Weighted average common units	1,331		3,221
Redeemable noncontrolling interests	1,013		—
Anti-dilutive EPS effect of share-based compensation awards	35		—
Denominator for diluted FFO per share and as adjusted for comparability	112,597		104,364

(1)	Represents Defense/IT Locations and Regional Office properties.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2019	2018
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$30,685	$27,974
Common unit distributions - unrestricted units	365	879
Dividends and distributions for payout ratios	$31,050	$28,853

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$22,318	$18,780
Interest expense	18,674	18,784
Income tax expense	194	55
Depreciation of furniture, fixtures and equipment	433	523
Real estate-related depreciation and amortization	34,796	33,512
Gain on sales of real estate	—	4
Adjustments from unconsolidated real estate JV	827	824
EBITDAre	77,242	72,482
Net gain on other investments	(388)	—
Business development expenses	548	1,023
Demolition costs on redevelopment and nonrecurring improvements	44	39
Executive transition costs	4	163
Adjusted EBITDA	77,450	73,707
Proforma net operating income adjustment for property changes within period	252	—
In-place adjusted EBITDA	$77,702	$73,707

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$18,674	$18,784
Less: Amortization of deferred financing costs	(528)	(468)
Less: Amortization of net debt discounts, net of amounts capitalized	(370)	(354)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(34)	(34)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	255	255
Scheduled principal amortization	1,098	1,052
Capitalized interest	2,004	1,374
Preferred unit distributions	165	165
Denominator for fixed charge coverage-Adjusted EBITDA	$21,264	$20,774

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2019	2018
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$7,152	$8,615
Building improvements	4,531	1,921
Leasing costs	3,182	1,280
Net (exclusions from) additions to tenant improvements and incentives	(1,469)	3,289
Excluded building improvements	(2,223)	415
Replacement capital expenditures	$11,173	$15,520

Same Properties cash NOI	$73,868	$70,534
Straight line rent adjustments and lease incentive amortization	123	47
Amortization of acquired above- and below-market rents	(40)	(300)
Amortization of below-market cost arrangements	(23)	(55)
Lease termination fees, gross	521	1,008
Tenant funded landlord assets and lease incentives	388	1,863
Cash NOI adjustments in unconsolidated real estate JV	59	67
Same Properties NOI	$74,896	$73,164

	March 31, 2019	December 31, 2018
Reconciliation of total assets to adjusted book
Total assets	$3,775,859	$3,656,005
Accumulated depreciation	927,266	897,903
Accumulated amortization of real estate intangibles and deferred leasing costs	208,973	204,882
COPT’s share of liabilities of unconsolidated real estate JV	30,156	29,917
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	6,012	5,446
Less: Property - operating lease liabilities	(16,619)	—
Less: Property - finance lease liabilities	(716)	(660)
Less: Cash and cash equivalents	(7,780)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JV	(377)	(293)
Adjusted book	$4,922,774	$4,785,134

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,919,920	$1,868,504
Less: Cash and cash equivalents	(7,780)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JV	(377)	(293)
Net debt	$1,911,763	$1,860,145
Preferred equity	8,800	8,800
Net debt plus preferred equity	$1,920,563	$1,868,945

x